Exhibit 99.1

rVue Holdings, Inc. Announces Management Change
New Leadership Team brings 50 years of combined industry experience and knowledge with the addition of Mark Pacchini as President and CEO to lead strategy and execution and Eric Kristoff joining as Chief Technology Officer to drive Platform Innovation and build the IP patent portfolio while Michael Mullarkey will remain Chairman.

Chicago, IL (PRWEB) April 11, 2013

rVue Holdings, Inc. (OTCBB: RVUE), the premier advertising technology platform for digital outdoor media, announced the appointment of its new senior leadership team: Mark Pacchini as President and Chief Executive Officer and Eric Kristoff as Executive Vice President of Technology and Operations and CTO.

“Both Mark and Eric bring industry leadership with long successful track records, strong business relationships and delivered proven results," said Michael Mullarkey, rVue’s Chairman. "In the last six months, we’ve repositioned the company for growth, reduced fixed expenses and announced new customer campaigns, all focused on building long-term shareholder value. As we are at the inflection point for growth, I asked Mark and Eric to join me in building a world-class organization with a great product, team and culture.”

"During my time on the board, I was very impressed with the technology, team and opportunity in front of rVue. Given how thoroughly the platform can execute digital media campaigns, I have no doubt the company will revolutionize the planning, buying and analyzing of digital outdoor media,” said Mr. Pacchini. “Partnering with Michael and Eric, together we can increase the adoption of the platform, leverage our leadership position and assist both clients and agencies in achieving better ROI of their digital outdoor media spend while driving brand sales."

Conference Call Information:

A conference call will take place at 9:00 a.m. EST, on Friday, April 11, 2013. Anyone interested in participating should call *Toll-Free : (855) 364-0012. Request meeting ID 36668394.

Mark Pacchini joins the company as President and CEO. Mark will be responsible for rVue's strategy, leadership, and day-to-day financial and operational activities. Mr. Pacchini retired from Draftfcb in 2012 after 32 years with the advertising and communications company. During that time Mr. Pacchini held several key positions.

Most recently, Mr. Pacchini served as president of the Asia Pacific Region (2009-2012) and led a period of significant growth (both revenue and profit) in China. This growth was driven by strict cost control and new business wins on Beiersdorf, Kraft, Shanghai GM, Haier, SCJ and the expansion of its digital operations. He was also President of the firm’s West Coast operations (from 2006-2012) that covered San Francisco, Seattle and Orange County. This group saw its revenue and profit increase fourfold over those six years. That growth came via organic and new business wins on Taco Bell, Dockers, EA Sports, Del Monte, Pet Co and Pacific Gas & Electric.

Mark was President of Global Accounts (2006-2009), working with an impressive roster of global clients including Beiersdorf (Nivea), Boeing, Coors, Dow, Kraft, Moneygram, SC Johnson and Yum (Pizza Hut, Taco Bell and KFC). In 2005-2006 when FCB and it's sister agency Draft were combined to form Draftfcb, Mark was a member of the executive team that lead the merger. He remained on the Executive Committee until he retired. From 2001-2008 Mr. Pacchini was co-general manager and then co-president of FCB Chicago, which was the largest office in the FCB/IPG network. During this seven-year period the office registered unprecedented revenue and profit levels and had over 1200 employees.

In 1995 Mark co-lead a team that won the SC Johnson global business. As a result, the account went from a handful of brands in 12 countries to over 20 brands in 80+ countries. In order to provide world-class service across the planet, Mr. Pacchini and his team opened offices in Brazil and set up "affiliates" in Eastern Europe including Russia. From 1995 to 2011 SCJ grew to be the largest global account at Draftfcb and one of the top 5 at IPG. At its peak the account brought in approximately $100 million in annual revenue and had over 425 FTEs.

Mr. Pacchini earned his Master's Degree in Advertising from Northwestern University and was presented with the Harrington Award as the program's top student. He also received a Bachelor's Degree in Business Administration from Western Michigan University. He graduated Magna Cum Laude with majors in both Business and Communications.

Mr. Pacchini currently serves on the Board of the Minnesota Wild (NHL), O'Keefe, Reinhardt and Paul Advertising and The Off-The-Street Club, a charity serving under-privileged children. He also remains involved in seminars, panels and projects at Northwestern University.

The Company also appointed Eric Kristoff as CTO and Executive Vice President of Technology Operations. Eric is joining the company to lead the technology platform development and operations, and build out the IP portfolio.

Eric joins rVue after 16 years with UBS AG as a Senior Infrastructure Architect, within the Group CTO organization. During his career at UBS, Eric held a variety of technology and management positions. He was previously head of emerging technologies incubation for the investment bank and held various R&D, program management and service delivery roles. He led the adoption of the bank's first external cloud computing-type service. Eric program-managed the investment bank's high performance computing grid, one of the largest on Wall Street, achieving best-in-class efficiency. He drove UBS strategic IT requirements into external industry and standards bodies to help ensure that strategic priorities were met. Eric has managed global infrastructure deployments, development of knowledge management systems and global vendor management training.

Eric studied Computer Science and Engineering at University of Illinois at Chicago. He has been active in various industry and academic organizations, including customer advisory councils for major technology solution and service providers, the MIT Industrial Liaison Program, the Enterprise Grid Alliance, and most recently the Open Data Center Alliance. Eric is a co-inventor on United States patent #7,512,655, “System and method for managing information and collaborating.”

Michael Mullarkey will remain as Chairman and work in partnership with Mark and Eric to drive revenue and profit growth and innovation.

About rVue
rVue Holdings, Inc. is an advertising technology company providing the digital distribution platform for the Digital Outdoor Advertising industry. We connect 770,000 digital screens across 180 networks delivering access to 250 million daily impressions in one simple platform. Backed by the industry's most intuitive and intelligent platform, rVue has the technology, data and expertise to connect brands and targeted consumers where and when it matters most. For more information, visit http://www.rvue.com.

Forward Looking Statements:
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to, the Risk Factors and other information set forth in the Company's Annual Report on Form 10-K filed on March 30, 2012 and in our other filings with the Securities and Exchange Commission.